UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2022

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor

Houston, Texas 77002

(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Units	EPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Delayed Draw Term Loan Agreement

On March 1, 2022, Enterprise Products Operating LLC, a Texas limited liability company (“EPO”) and the operating subsidiary of Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), entered into a delayed draw term loan agreement (the “March 2022 Delayed Draw Term Loan Agreement”) among EPO, as Borrower and Wells Fargo Bank, National Association, as lender and administrative agent, that matures in March 2024. Under the terms of the March 2022 Delayed Draw Term Loan Agreement, EPO may borrow up to an aggregate of $500 million by April 30, 2022 at a variable interest rate based on EPO’s senior debt credit rating. Should EPO elect to borrow less than $500 million by April 30, 2022, the amount of the facility will be reduced to the aggregate borrowings under the March 2022 Delayed Draw Term Loan Agreement at that date. Should EPO elect not to borrow under the facility by April 30, 2022, the March 2022 Delayed Draw Term Loan Agreement will terminate at that date. Borrowings under the March 2022 Delayed Draw Term Loan Agreement may be used for general company purposes.

The March 2022 Delayed Draw Term Loan Agreement contains customary representations, warranties, covenants (affirmative and negative) and events of default, the occurrence of which would permit the lender to accelerate the maturity date of any amounts borrowed under the facility. The March 2022 Delayed Draw Term Loan Agreement would also restrict EPO’s ability to pay cash distributions to the Partnership, if an event of default (as defined in the term loan agreement) has occurred and is continuing at the time such distribution is scheduled to be paid or would result therefrom. Borrowings by EPO under the March 2022 Delayed Draw Term Loan Agreement would not be secured by any collateral; however, they would be guaranteed by the Partnership pursuant to a Guaranty Agreement (the “Guaranty”).

The descriptions of the March 2022 Delayed Draw Term Loan Agreement and the Guaranty in this Item 1.01 are qualified in their entirety by reference to the full text of the March 2022 Delayed Draw Term Loan Agreement and the Guaranty, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 1, 2022, EPO entered into the March 2022 Delayed Draw Term Loan Agreement. The information relating to the March 2022 Delayed Draw Term Loan Agreement and the related Guaranty, as set forth under Item 1.01, is incorporated by reference into this Item 2.03. The March 2022 Delayed Draw Term Loan Agreement is filed as Exhibit 10.1 hereto, the Guaranty is filed as Exhibit 10.2 hereto, and each is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of March 1, 2022, by and between Enterprise Products Operating LLC, as Borrower, and Wells Fargo Bank, National Association, as Lender and Administrative Agent.

10.2	Guaranty Agreement, dated as of March 1, 2022, by Enterprise Products Partners L.P. in favor of Wells Fargo Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC, its General Partner

Date: March 1, 2022	By:	/s/ R. Daniel Boss
	Name:	R. Daniel Boss
	Title:	Executive Vice President – Accounting, Risk Control and Information Technology